UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NIKE, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 26, 2011, NIKE, Inc. (“NIKE” or the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) in connection with its 2011 Annual Meeting of Shareholders. The section entitled “Stock Holdings of Certain Owners and Management” on pages 9-10 of the Proxy Statement contained three numerical errors that are corrected in the copy of that section set forth below. The corrected numbers are double-underscored.

Stock Holdings of Certain Owners and Management

The following table sets forth the number of shares of each class of NIKE securities beneficially owned, as of July 15, 2011, by (i) each person known to the Company to be the beneficial owner of more than 5 percent of any class of the Company’s securities, (ii) each of the directors and nominees for director, (iii) each executive officer listed in the Summary Compensation Table (“Named Officers”), and (iv) all nominees, Named Officers, and other executive officers as a group. Because Class A Stock is convertible into Class B Stock on a share-for-share basis, each beneficial owner of Class A Stock is deemed by the SEC to be a beneficial owner of the same number of shares of Class B Stock. Therefore, in indicating a person’s beneficial ownership of shares of Class B Stock in the table, it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a beneficial owner. For these reasons the table contains substantial duplications in the numbers of shares and percentages of Class A and Class B Stock shown for Mr. Knight and for all directors and officers as a group. In addition, unless otherwise indicated, all persons named below can be reached at c/o John F. Coburn III, Secretary, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005.

	Title of Class		Shares Beneficially Owned (1)		Percent of Class (2)
Elizabeth J. Comstock	Class B		—		—
John G. Connors	Class B		44,460	(3)	—
Jill K. Conway	Class B		41,462	(3) (4)	—
Timothy D. Cook	Class B		20,000	(3)	—
Ralph D. DeNunzio	Class B		217,752	(3) (4)	—
Alan B. Graf, Jr	Class B		62,000	(3)	—
Douglas G. Houser	Class B		190,232	(3) (4)	—
Philip H. Knight	Class A		67,097,005	(5)	74.6%
One Bowerman Drive, Beaverton, Oregon 97005	Class B		67,104,745	(5)	15.1%
John C. Lechleiter	Class B		10,500	(3)	—
Mark G. Parker (6)	Class B		1,189,464	(3) (7)	0.3%
Johnathan A. Rodgers	Class B		22,000	(3)	—
Orin C. Smith	Class B		48,700	(3)	—
John R. Thompson, Jr	Class B		35,601	(3) (4)	—
Phyllis M. Wise	Class B		5,000	(3)	—
Donald W. Blair (6)	Class B		507,723	(3) (7) (8)	0.1%
Charles Denson (6)	Class B		1,029,425	(3) (7)	0.3%
Trevor A. Edwards (6)	Class B		512,289	(3) (7)	—
Gary M. DeStefano (6)	Class B		88,808	(3) (7)	—
Sojitz Corporation of America	Preferred	(9)	300,000		100%
1211 S.W. 5th Ave, Pacwest Center, Ste. 2220, Portland, OR 97204
FMR LLC	Class B		20,951,837	(10)	5.5%
82 Devonshire Street, Boston, MA 02109
BlackRock, Inc	Class B		18,932,752	(11)	5.0%
40 East 57th Street, New York, NY 10022
All directors and executive officers as a group (26 persons)	Class A		67,097,005		74.6%
	Class B		72,072,394	(3)	16.1%

(1)

A person is considered to beneficially own any shares: (a) over which the person exercises sole or shared voting or investment power, or (b) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through conversion of securities or exercise of stock options). Unless otherwise indicated, voting and investment power relating to the above shares is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

(2)	Omitted if less than 0.1 percent.

(3)

These amounts include the right to acquire, pursuant to the exercise of stock options, within 60 days after July 15, 2011, the following numbers of shares: 38,000 shares for Mr. Connors, 12,000 shares for Dr. Conway, 20,000 shares for Mr. Cook, 57,000 shares for Mr. DeNunzio, 44,000 shares for Mr. Graf, 25,000 shares for Mr. Houser, 9,000 shares for Mr. Lechleiter, 922,500 shares for Mr. Parker, 22,000 shares for Mr. Rodgers, 46,000 shares for Mr. Smith, 20,000 shares for Mr. Thompson, 5,000 shares for Dr. Wise, 433,000 shares for Mr. Blair, 902,500 shares for Mr. Denson, 439,000 shares for Mr. Edwards, 50,000 shares for Mr. DeStefano, and 3,796,450 shares for the executive officer and director group.

(4)

Includes shares credited to accounts under the NIKE, Inc. Deferred Compensation Plan in the following amounts: 9,678 for Dr. Conway, 8,952 for Mr. DeNunzio, 9,858 for Mr. Houser, and 7,601 for Mr. Thompson.

(5)

Does not include: (a) 130,448 Class A Stock owned by a corporation which is owned by Mr. Knight’s spouse, (b) 19,604,019 Class A Stock held by four grantor annuity trusts for the benefit of Mr. Knight’s children, (c) 796,145 Class B Stock held by the Knight Foundation, a charitable foundation in which Mr. Knight and his spouse are directors, (d) 1,294,403 Class B Stock held by Oak Hill Strategic Partners, L.P., a limited partnership in which a company owned by Mr. Knight is a limited partner, and (e) 6,243,804 Class B Stock held by Cardinal Investment Sub I L.P., a limited partnership in which Mr. Knight is a limited partner. Mr. Knight has disclaimed ownership of all such shares.

(6)	Executive officer listed in the Summary Compensation Table.

(7)

Includes shares held in accounts under the NIKE, Inc. 401(k) and Profit Sharing Plan for Messrs. Parker, Blair, Denson, Edwards and DeStefano in the amounts of 6,792, 2,294, 8,649, 3,590 and 6,850 shares, respectively.

(8)	Includes 29,779 shares pledged as security.

(9)	Preferred Stock does not have general voting rights except as provided by law, and under certain circumstances as provided in the Company’s Restated Articles of Incorporation, as amended.

(10)	Information provided as of December 31, 2010 in Schedule 13G filed by the shareholder.

(11)	Information provided as of July 8, 2011 in Schedule 13G filed by the shareholder.